Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of Citizens Community Bancorp, Inc. of our report, dated March 13, 2019, relating to the consolidated financial statements of F. & M. Bancorp of Tomah, Inc. and Subsidiary as of and for the years ended December 31, 2018 and 2017 and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Minneapolis, Minnesota

May 15, 2019